Exhibit 10.3

China De Xiao Quan Care Group Co., Ltd.

Acceptance

The undersigned, Chunsheng Qin, hereby accepts the position of CEO, Secretary, Treasurer and Director of China De Xiao Quan Care Group Co., Ltd., effective immediately.

/s/ Chunsheng Qin

Chunsheng Qin

March 31st, 2023